Exhibit 10.24.5

SUBORDINATION AGREEMENT

The undersigned, PRINCESS INVESTMENT HOLDINGS, INC., a Delaware corporation (“Creditor”), TALON INTERNATIONAL, INC., a Delaware corporation (“Talon International”), and certain subsidiaries of Talon International (Talon International and its subsidiaries collectively referred to as “Borrower”) are party to a Loan and Reimbursement Agreement dated as of August 10, 2015 (that agreement, together with any related promissory notes, guaranties, security documents and other documents, instruments and agreements, as the foregoing may be amended, restated or otherwise modified from time to time, collectively referred to as the “Creditor Loan Agreement”), and Talon International and MUFG UNION BANK, N.A., formerly known as “Union Bank, N.A.” (“Bank”), are party to a Commercial Credit Agreement dated as of December 31, 2013 (that agreement, together with any related promissory notes, guaranties, security documents and other documents, instruments and agreements, as the foregoing may be amended, restated or otherwise modified from time to time, collectively referred to as the “Bank Loan Agreement”). Creditor, which is an affiliate of Borrower, agrees that the financing arrangements between Bank and Borrower under the Bank Loan Agreement are in Borrower’s and Creditor’s best interests, and, in order to induce Bank to continue such financing arrangements, Creditor further agrees as set forth below.

1.     The term “Obligations” is used in this Subordination Agreement (this “Agreement”) in its broadest and most comprehensive sense and shall mean all present and future indebtedness, liabilities and obligations, of whatsoever nature and howsoever arising, from time to time incurred by Borrower, including but not limited to under any promissory notes, loan agreements, guaranties or other instruments or agreements, whether for principal, interest, fees, expenses, indemnities or otherwise, whether incurred before, during or after any bankruptcy, reorganization, insolvency, receivership or similar proceeding, and whether voluntary, involuntary, absolute, contingent, direct, indirect or by operation of law, together with all expenses of, for and incidental to collection, including without limitation reasonable attorneys’ fees.

2.     The term “Creditor Obligations” shall mean all Obligations owing at any time by Borrower to Creditor under the Creditor Loan Agreement.

3.     The Creditor Obligations are hereby subordinated and made subject, in the manner and to the extent described below, to any and all Obligations now or hereafter owing by Borrower to Bank under the Bank Loan Agreement, whether such Obligations are matured or not (all such Obligations of Borrower to Bank herein called the “Bank Obligations”), so long as any of the Bank Obligations remain unpaid, in whole or in part, or Bank is committed or otherwise obligated to extend credit to Borrower under the Bank Loan Agreement; provided, however, that, notwithstanding any other provision of this Agreement to the contrary, the maximum amount of the Bank Obligations that shall be subject to this Agreement shall be the aggregate of $3,600,000 in principal amount plus interest payable on that principal amount and fees, costs, expenses and other amounts payable in respect of such principal and interest (the aggregate of such principal, interest, fees, costs, expenses and other amounts herein called the “Senior Bank Obligations”), and any amount of the Bank Obligations in excess of the Senior Bank Obligations shall not be subject to this Agreement.

4.     So long as any of the Senior Bank Obligations remain unpaid, in whole or in part, or so long as Bank is committed or otherwise obligated to extend credit to Borrower under the Bank Loan Agreement (it being understood that the terms of this Agreement shall not apply to any such commitments and obligations in excess of $3,600,000 in aggregate principal amount), Creditor agrees that, except to the extent that payments under the Creditor Obligations are permitted under Section 5 below, Creditor shall not: (a) collect or receive payment upon, by setoff or in any other manner, all or any portion of the Creditor Obligations now or hereafter existing; (b) sell, assign, transfer, pledge or give a security interest in the Creditor Obligations to any person or entity (unless such person or entity agrees in writing to be bound by all of the terms of this Agreement as the Creditor); (c) declare or in any other manner find or hold Borrower in default under the Creditor Obligations; (d) enforce or apply any security, now or hereafter existing, for the Creditor Obligations; (e) commence, prosecute or participate in any administrative, legal or equitable action against Borrower concerning the Creditor Obligations; (f) join with any creditor other than Bank in any petition for bankruptcy, assignment for the benefit of creditors or creditors’ agreement with respect to Borrower or the Creditor Obligations; (g) take, maintain or enforce any lien or security that is senior to Bank’s interest in any property, real or personal, to secure the Creditor Obligations; or (h) incur any obligation to, or receive any loans, advances, dividends or payments of any kind or gifts from, Borrower.

5.     Notwithstanding the preceding section, Creditor shall be entitled to receive, not more often than monthly, payments of interest in respect of the Creditor Obligations at a rate not exceeding 12.5% per annum, except during the period (a) commencing on the date on which Creditor receives (or is deemed to receive) notice from Bank that an “Event of Default” under the Credit Agreement has occurred and is continuing and (b) ending on the date on which Creditor receives (or is deemed to receive) notice from Bank that such Event of Default has been cured or waived; provided, however, that Creditor shall not be entitled to receive any prepayment, or any payment resulting from acceleration, with respect to the Creditor Obligations.

6.     Except as otherwise expressly agreed to herein, all of the Senior Bank Obligations now or hereafter existing shall be first paid by Borrower before any payment shall be made by Borrower on the Creditor Obligations. This priority of payment shall apply at all times until all of the Senior Bank Obligations have been paid in full. In the event of any assignment by Borrower for the benefit of Borrower’s creditors, any bankruptcy proceedings instituted by or against Borrower, the appointment of any receiver for Borrower’s business or assets or any dissolution or other winding up of the affairs of Borrower or of Borrower’s business, and in all such cases, (a) the officers of Borrower and any assignee, trustee in bankruptcy, receiver or other person or persons in charge are hereby directed to pay to Bank the full amount of the Senior Bank Obligations before making any payments to Creditor, and (b) Creditor hereby authorizes Bank, in Bank’s discretion, to file an appropriate claim on Creditor’s behalf and/or to vote such claim with respect to any reorganization or arrangement and/or to take any other action Bank considers appropriate to protect its interest in the circumstances.

7.     Creditor agrees that, if part or all of the Creditor Obligations are evidenced, now or in the future, by a promissory note or other instrument, Creditor shall place or cause to be placed on the face thereof a legend stating that the payment thereof is subordinated to the payment of all of the Senior Bank Obligations in accordance with the terms of this Agreement. Creditor agrees to deliver to Bank a certification in form and substance as requested by Bank with respect to such promissory note or other instrument and to mark all of its books of account in such manner as to indicate that payment thereof is subordinated pursuant to the terms of this Agreement. Creditor agrees to execute (at the cost of Borrower) any recordable memorandum of this Agreement or other documents reasonably required by Bank to provide notice to others of this Agreement and agrees to the recording (at the cost of Borrower) of any such documents as Bank may require.

8.     Creditor agrees that Bank shall have absolute power and discretion, without notice to Creditor, to deal in any manner with the Bank Obligations, including without limitation interest, costs and expenses payable by Borrower to Bank, and with any collateral, including but not limited to release, surrender, extension, renewal, acceleration, compromise or substitution. Creditor hereby waives and agrees not to assert against Bank any rights that a guarantor or surety could exercise, but nothing in this Agreement shall constitute Creditor a guarantor or surety. Creditor hereby waives the right, if any, to require Bank to marshal, or otherwise proceed to dispose of or foreclose upon, collateral that Bank may have in any manner or order.

9.     If at any time hereafter Bank shall, in its sole judgment, determine to discontinue the extension of credit to or on behalf of Borrower, Bank may do so. This Agreement, the obligations of Creditor owing to Bank, and Bank’s rights and privileges hereunder shall continue until payment in full of all of the Senior Bank Obligations notwithstanding any action or inaction by Bank with respect to the Bank Obligations or with respect to any collateral. All rights, powers and remedies hereunder shall apply to all past, present and future Senior Bank Obligations, notwithstanding that from time to time the Bank Obligations theretofore existing may have been paid in full.

10.     Creditor further agrees that if, contrary to Section 4 above, Creditor takes or receives any additional security interest in, or additional lien by way of attachment, execution or otherwise on, any property, real or personal, or takes or joins in any other measure or advantage contrary to this Agreement, at any time prior to the payment in full of all of the Senior Bank Obligations, then Bank shall be entitled to have the same vacated, dissolved and set aside by such proceedings at law or otherwise as Bank may deem proper, and this Agreement shall be and constitute full and sufficient grounds therefor and shall entitle Bank to become a party to any proceedings at law or otherwise initiated by Bank or by any other party, in or by which Bank may deem it proper to protect its interests hereunder. Creditor agrees that if it violates this Agreement it shall be liable to Bank for all losses and damages sustained by Bank by reason of such violation.

11.     If Creditor receives any payment or property of Borrower in violation of this Agreement, then such payment or property shall be received by Creditor in trust for Bank and shall be forthwith delivered and transferred to Bank.

12.     Creditor represents and warrants that it has not previously subordinated the Creditor Obligations for the benefit of any other party and agrees that any such subordinations hereafter executed thereby shall be expressly made subject and subordinate to the terms of this Agreement. Creditor further represents and warrants having established with Borrower adequate means of obtaining, on an ongoing basis, such information as Creditor may require that may affect the ultimate satisfaction by Borrower of the Creditor Obligations. Bank shall have no duty to provide any such information to Creditor.

13.     This Agreement shall be binding upon the successors and assigns of Creditor and shall inure to the benefit of Bank’s successors and assigns.

14.     This Agreement and all rights and liabilities of the parties hereto shall be governed as to validity, interpretation, enforcement and effect by the laws of the State of California, without reference to the choice-of-law principles thereof (other than California Civil Code Section 1646.5).

15.     In the event of any dispute under this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys’ fees and costs whether or not suit is brought.

16.     This Agreement shall remain in full force and effect until and unless Creditor delivers to Bank written notice that this Agreement has been revoked as to credit granted by Bank subsequent to the delivery of such notice, but delivery of such notice shall not affect any of Creditor’s obligations hereunder with respect to credit granted by Bank prior to such delivery.

17.     To the extent permitted by law, in connection with any claim, cause of action, proceeding or other dispute concerning this Agreement (each a “Claim”), each of Creditor and Bank expressly, intentionally and deliberately waives any right it may otherwise have to trial by jury. In the event that the waiver of jury trial set forth in the previous sentence is not enforceable under the law applicable to this Agreement, Creditor and Bank agree that any Claim, including without limitation any question of law or fact relating thereto, shall, at the written request of Creditor or Bank, be determined by judicial reference pursuant to the law applicable to this Agreement. Creditor and Bank shall select a single neutral referee, who shall be a retired state or federal judge. In the event that Creditor and Bank cannot agree upon a referee, the court shall appoint the referee. The referee shall report a statement of decision to the court. Nothing in this section shall limit the right of Creditor or Bank at any time to exercise self-help remedies, foreclose against collateral or obtain provisional remedies. Creditor and Bank shall bear the fees and expenses of the referee equally, unless the referee orders otherwise. The referee shall also determine all issues relating to the applicability, interpretation and enforceability of this section. Creditor and Bank acknowledge that, if a referee is selected to determine any Claim, then such Claim will not be decided by a jury.

18.     Any notice or other communication provided for or allowed hereunder shall be given by one of the following methods, addressed to the respective party at its address provided on the signature page hereof (or at such other address as the party changing its address shall notify the other as provided herein), and shall be deemed to be effective (a) upon delivery, if delivered personally, (b) upon receipt, if mailed, first-class postage prepaid, with the United States Postal Service, (c) on the next business day, if sent by an overnight courier service of recognized standing, and (d) upon telephoned confirmation of receipt, if telecopied.

19.     This Agreement and the Intercreditor Agreement of even date between Bank and Creditor contain the entire agreement of the parties hereto with respect to the subject matter hereof and thereof and may not be modified or terminated except by a writing signed by both parties. Nothing contained herein shall be deemed to affect in any way any agreement that either party may have with any person or entity that is not a party hereto, including without limitation Borrower, or to grant any right, benefit, priority or interest to any such person or entity. This Agreement shall not be deemed an agreement by either party hereto not to finance or not to take a security interest in any assets of Borrower, nor shall it be deemed to be an agreement to make or continue any financial accommodations to Borrower.

20.     This Agreement may be executed in identical original counterparts, each of which shall be deemed an original and taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier or pdf shall be effective as delivery of an originally executed counterpart of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of August 10, 2015.

MUFG UNION BANK, N.A.

By:        /s/ Rudy Cedillos

Name:         Rudy Cedillos

Title:           Vice President

MUFG Union Bank, N.A.

21700 Oxnard Street, Suite 120

Woodland Hills, CA 91367

Attention: Rudy Cedillos

Telephone: 818-316-3153

Facsimile: 818-316-3172

PRINCESS INVESTMENT HOLDINGS, INC.

By:  /s/ Nicola Kilmer-Barber

Name:  NICOLA KILMER-BARBER

Title:  DIRECTOR and CEO

Princess Investment Holdings, Inc.

c/o Elkins Kalt Weintraub Reuben Gartside LLP

2049 Century Park East, Suite 2700

Los Angeles, CA 90067

Attention: Frederick W. Gartside

Telephone: 310-746-4405

Facsimile: 310-746-4495

with a copy to Clive Diamond by email: clive@stonebridge.com.au

The undersigned, for itself and its subsidiaries, hereby (i) waives its confidentiality rights with respect to the foregoing Agreement, (ii) accepts and consents to such Agreement, (iii) agrees to be bound by all of the provisions of such Agreement and to recognize all priorities and other rights granted thereby to MUFG Union Bank, N.A. and (iv) agrees to pay its Obligations to Creditor and Bank only in accordance with such Agreement.

August 10, 2015

TALON INTERNATIONAL, INC.

By:  /s/ Nancy Agger-Nielsen

Name:  Nancy Agger-Nielsen

Title:      CFO